UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2019

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreements with AgCountry Farm Credit Services, PCA

On August 7, 2019, Advanced BioEnergy, LLC (through its wholly owned subsidiary ABE South Dakota (collectively the “Company”), entered into a Fifth Supplement to the Master Credit Agreement (“Fifth Supplement”), with AgCountry Farm Credit Services, PCA as lender, (“AgCountry”) for a $6.5 million short-term Revolving Credit Loan (“Revolving Loan”). The Fifth Supplement supplements the Master Credit Agreement dated December 29, 2015, as amended, restated, supplemented or otherwise modified from time to time.  On August 7, 2019 the Company also entered into (i) a Collateral Assignment of Rights Under Sale Documents (“Collateral Assignment”) and (ii) a Second Limited Waiver agreement (“Waiver Agreement”).

The Company will use the proceeds from the $6.5 million Revolving Loan to finance working capital needs through the closing of the sale of its assets pursuant to the Asset Purchase Agreement dated August 1, 2019, and as described in Item 1.01 of the Company’s August 1, 2019 Current Report on Form 8-K filed with the SEC on August 7, 2019, as well as the Company’s purchase of approximately 800,000 bushels of corn to fill the new storage bins it is constructing at its Aberdeen, South Dakota ethanol plant.

The Revolving Loan has a variable rate equal to the one-month LIBOR rate plus an initial Margin of 400 basis points.  Borrowings under the Revolving Loan may be advanced, repaid and re-borrowed during the term, except during an outstanding Event of Default. The Company is required to make monthly interest payments on the Revolving Loan beginning September 1, 2019, with the full principal amount outstanding due on the earlier of November 1, 2019 or the date on which the obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

On August 7, 2019, the Company and AgCountry also entered into a Waiver Agreement under which AgCountry agreed to waive any Events of Default that may have occurred or may arise as a result of non-compliance with the Working Capital Covenant at July 31, 2019 and August 31, 2019, and the Current Ratio Covenant at June 30, 2019, July 31, 2019 and August 31, 2019.  A copy of the Waiver Agreement is attached as Exhibit 10.3 to this Current Report.

As a condition to the financial accommodations extended to the Company in the Fifth Supplement and Waiver Agreement described above, AgCountry required the Company to enter into a Collateral Assignment, also dated August 7, 2019, under which the Company collaterally assigned all of its rights and remedies with respect to, and title and interest in the Asset Purchase Agreement to AgCountry.  AgCountry may only exercise its rights under the Collateral Assignment under specific conditions related to an Event of Default. A copy of the Collateral Assignment is attached as Exhibit 10.4 to this Current Report.

Item 2.03 Creation of a Direct Financial Obligation.

On August 7, 2019, the Company entered into the Fifth Supplement for a $6.5 million Revolving Loan as described in Item 1.01 of this Current Report on Form 8-K. A copy of the Fifth Supplement is attached as Exhibit 10.1 to this Current Report.  In conjunction with the Fifth Supplement, the Company entered into a mortgage amendment with AgCountry to increase the amount of indebtedness secured by the mortgage.  A copy of the mortgage amendment is attached as Exhibit 10.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

10.1	Fifth Supplement to the Master Credit Agreement, dated as of August 7, 2019, between ABE South Dakota, LLC and AgCountry Farm Credit Services, PCA as lender.

10.2

Amendment to Future Advance Mortgage and Security Agreement and Fixture Financing Statement and Assignment of Leases and Rents – Mortgage – Collateral Real Estate Mortgage, dated as of August 7, 2019, by and between ABE South Dakota, LLC and AgCountry Farm Credit Services, PCA as lender.

10.3	Second Limited Waiver Agreement, dated as of August 7, 2019, between ABE South Dakota, LLC and AgCountry Farm Credit Services, PCA as lender.

10.4	Collateral Assignment of Rights Under Sale Documents, dated as of August 7, 2019, by ABE South Dakota, LLC in favor of AgCountry Farm Credit Services, PCA as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:  August 12, 2019

5